United States
Securities and Exchange Commission
Washington D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2007

MTS Medication Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31578	59-2740462

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2003 Gandy Boulevard North, St. Petersburg, Florida 33702

(Address of Principal Executive Offices) (Zip Code)

(Registrant's Telephone Number, Including Area Code):  (727) 576-6311

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

        On December 19, 2007, MTS Medication Technologies, Inc., as borrower (the “Company”), and Wachovia Bank, National Association, as lender (“Wachovia”), entered into a Loan Agreement (the “Loan Agreement”), pursuant to which the Company obtained a reducing revolving credit facility with borrowing availability of up to $14,000,000 (the “Wachovia Credit Facility”). Availability under the Wachovia Credit Facility will be permanently reduced by $335,000 each January 31, April 30, July 31, and October 31, through maturity, commencing January 31, 2008.

        The Wachovia Credit Facility replaced the Company’s existing secured credit facility with LaSalle Bank Midwest National Association (“LaSalle”) which was due to expire on July 1, 2009. The secured credit facility with LaSalle provided for a $5,000,000 revolving line of credit and an aggregate maximum loan limit of $12,816,000. Borrowings under the secured credit facility with LaSalle bore interest in relation to LaSalle’s base rate or to the LIBOR rate, in each case plus an applicable margin. An initial advance of approximately $9,750,000 under the Wachovia Credit Facility was used to repay all borrowings outstanding under the secured credit facility with LaSalle on December 19, 2007, the date of termination.

        The Wachovia Credit Facility will be available on a revolving basis during the period commencing on December 19, 2007 and ending on November 30, 2010. Under the Loan Agreement, advances are generally subject to customary borrowing conditions, including the accuracy of representations and warranties, compliance with financial maintenance and restrictive covenants and the absence of events of default. For instance, the Company is required to maintain: (x) a “Debt Service Coverage Ratio” (as defined in the Loan Agreement) of not less than 2.25 to 1.0, measured at the end of each fiscal year, (y) a “Funded Debt to EBITDA Ratio” (as defined in the Loan Agreement), calculated on a rolling four quarters basis, of not more than 2.00:1.00 and (z) a ratio of “Total Liabilities” to “Tangible Net Worth” (each as defined in the Loan Agreement) of not more than 2.90:1.00 until March 30, 2009, 2.50:1.00 beginning March 31, 2009 until March 30, 2010, and 2.00:1.00 beginning March 31, 2010 and at all times thereafter.

        The events of default include non-payment of principal, interest or fees, non-performance of covenants, material breach of representations, bankruptcy and insolvency events, cross defaults to certain other indebtedness, and events constituting a change of control, subject to applicable notice and cure periods. During the existence of events of default, Wachovia has the right to stop making advances to the Company and to declare any indebtedness (other than under any swap agreements) immediately due.

        Advances under the Wachovia Credit Facility will bear interest at a variable rate equal to LIBOR plus 1.75% pursuant to the terms and subject to the conditions of that certain promissory note executed by the Company on December 19, 2007 in favor of Wachovia (the “Promissory Note”). Under the Promissory Note, advances may be prepaid in whole or in part without premium or penalty. The Company’s obligations under the Wachovia Credit Facility are secured by substantially all of its assets, accounts receivable and inventory, pursuant to the terms and subject to the conditions of that certain Security Agreement executed by the Company on December 19, 2007 in favor of Wachovia (the “Security Agreement”).

        The foregoing summary of the Wachovia Credit Facility, including the Loan Agreement, the Promissory Note and the Security Agreement, is not complete and is qualified in its entirety by reference to the full text of the Loan Agreement, the Promissory Note and the Security Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference into this Item 1.01. A press release announcing the Wachovia Credit Facility is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 1.02     Termination of a Material Definitive Agreement.

        On December 19, 2007, the Company terminated its existing secured credit facility with LaSalle, including the related Loan and Security Agreement, Securities Pledge Agreement, Guarantor Security Agreement, Notes, and Continuing Unconditional Guaranties, and all amendments thereto, as disclosed in Item 1.01 above and incorporated by reference into this Item 1.02.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits

                       (d)     Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Loan Agreement, dated December 19, 2007, between Wachovia Bank, National Association and MTS Medication Technologies, Inc.

10.2	Promissory Note, dated December 19, 2007, between Wachovia Bank, National Association and MTS Medication Technologies, Inc.

10.3	Security Agreement, dated December 19, 2007, between Wachovia Bank, National Association and MTS Medication Technologies, Inc.

99.1	Press Release of MTS Medication Technologies, Inc., dated December 13, 2007.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS Medication Technologies, Inc.
(Registrant)

Date: December 19, 2007	By:	/s/ Michael P. Conroy
Michael P. Conroy
Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Loan Agreement, dated December 19, 2007, between Wachovia Bank, National Association and MTS Medication Technologies, Inc.

10.2	Promissory Note, dated December 19, 2007, between Wachovia Bank, National Association and MTS Medication Technologies, Inc.

10.3	Security Agreement, dated December 19, 2007, between Wachovia Bank, National Association and MTS Medication Technologies, Inc.

99.1	Press Release of MTS Medication Technologies, Inc., dated December 13, 2007.